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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Perot Systems Corporation on Form S-3 (File No. 333-82869), Form S-4 (File No. 333-30068) and Forms S-8 (File Nos. 333-30401, 333-70267 and 333-31278) of our
reports dated February 8, 2000 on our audits of the consolidated financial statements and financial statement schedule of Perot Systems Corporation and Subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which reports are included in this Annual Report on Form 10-K.


                                                  /s/ PricewaterhouseCoopers LLP


Dallas, Texas
March 3, 2000